POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lederman, Girish Kashyap, Kathleen P. Sullivan, Christopher Jasper, Faelyn Sheridan, and Dawna L. Daniel, each an officer of Hedge Fund Guided Portfolio Solution (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all Registration Statements appliable to the Fund and any amendments thereto, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Henry S. Bienen	Trustee	June 18, 2024
Henry S. Bienen

/s/ Alan Brott	Trustee	June 18, 2024
Alan Brott

/s/ Brian P. Gallagher	Trustee	June 18, 2024
Brian P. Gallagher

/s/ Victor J. Raskin	Trustee	June 18, 2024
Victor J. Raskin

/s/ Thomas G. Yellin	Trustee	June 18, 2024
Thomas G. Yellin

/s/ Scott J. Lederman	Trustee, Chief Executive Officer and President (Principal Executive Officer)	June 18, 2024
Scott J. Lederman

/s/ Kathleen P. Sullivan	Chief Financial Officer (Principal Financial Officer)	June 18, 2024
Kathleen P. Sullivan